Exhibit 107

CALCULATION OF FILING FEE TABLE

FORM S-8

(Form type)

Lulu’s Fashion Lounge Holdings, Inc.

(Exact name of registrant as specified in its charter)

Table I: Newly Registered Securities

Plan	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Lulu’s Fashion Lounge Holdings, Inc. Omnibus Equity Plan	Equity	Common Stock, par value $0.001 per share	Rule 457(c) and 457(h)	2,000,000(2)	$2.14(3)	$4,280,000	$110.20 per million dollars	$471.66
	Total Offering Amounts					$4,280,000		$471.66
	Total Fee Offsets							$—
	Net Fee Due							$471.66

(1)	In accordance with Rule 416(a) under the Securities Act of 1933, as amended (“Securities Act”), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued under the Lulu’s Fashion Lounge Holdings, Inc. Omnibus Equity Plan (the “Omnibus Equity Plan”) to prevent dilution resulting from stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Omnibus Equity Plan.

(2)	Consists of 2,000,000 shares of the Registrant’s Common Stock, par value $0.001 per share (the “Common Stock”) available for future grant under the Omnibus Equity Plan pursuant to its terms. The number of shares of Common Stock reserved for issuance under the Omnibus Equity Plan will automatically increase on the first day of each fiscal year, which started in 2022 and will continue through 2031, will equal to the lesser of (a) four percent (4%) of the shares of Common Stock outstanding on the last day of the immediately preceding fiscal year or (b) such smaller number of shares of stock as determined by the Registrant’s board of directors.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act and based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Market on June 22, 2023.